UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  October 26, 2007


                    CARGO CONNECTION LOGISTICS HOLDING, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                  0-28233                    65-0510294
 (State or other jurisdiction      (Commission                (IRS Employer
       of incorporation)           File Number)             Identification No.)

            600 BAYVIEW AVENUE, INWOOD, NEW YORK                   11096
            (Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code: (516) 239-7000

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

     Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial
                Obligation or an Obligation Under an Off-Balance Sheet
                Arrangement
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     Cargo  Connection  Logistics Corp.  (the  "Company",  "Tenant") and AMB HTD
Beacon Centre, LLC ("AMB", "Landlord") entered into a Lease Agreement, dated as of September 30, 2004, (the "Lease") for the Company's commercial use of the premises located at 8501 N.W. 17th Street, Suite 102, Miami, Florida 33126. The Lease calls for monthly payments in the amount $22,320.04 for a sixty-five (65) month term.

     On October 26, 2007, the Company received a notice, dated October 25, 2007, from counsel for AMB that the Company failed to pay the monthly payments required pursuant to the terms of the Lease. The letter demanded that the Company pay a sum of $94,673.43 within five days in order to cure the default. The Company's failure to cure within five days entitles AMB to accelerate the entire amount of payments due, including past and future payments and to re-take possession of the leased premises. The total amount of the accelerated payments due to AMB will be approximately $620,421.97. Additionally, the Lease calls for the Company to pay all attorneys' fees and costs associated with the legal proceedings associated with the default. The Company is attempting to negotiate a resolution of this matter, of which no assurance can be given.


Item 9.01  Exhibits
           --------

99.1 Letter from Akerman Senterfitt, counsel to AMB HTD- Beacon Centre, LLC, dated October 25, 2007.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 30, 2007

                                        Cargo Connection Logistics Holding, Inc.


                                        By:  /s/ Scott Goodman
                                           -------------------------------------
                                           Scott Goodman
                                           Chief Financial Officer